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                                                                 EXHIBIT 11.1


            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE

           Dental/Medical Diagnostic Systems, Inc. and Subsidiaries
               For the Ten-Month Period Ended December 31, 1996

NET INCOME PER SHARE
WAS CALCULATED AS FOLLOWS:

Primary:

   Net income                                                        $  137,151
                                                                     ==========
   Weighted average common shares outstanding                         2,893,298

   Incremental shares under stock options and warrants
     computed under the treasury stock method using
     the average market price during the period                         125,915
                                                                     ----------
   Weighted average common shares and common share
     equivalents outstanding                                          3,019,213
                                                                     ==========

   Net income per share                                                   $0.05
                                                                          =====

Fully Diluted:

   Net income                                                        $  137,151
                                                                     ==========
   Weighted average common shares outstanding                         2,893,298

   Incremental shares under stock options and warrants
     under the treasury stock method using market price
     at the end of the period if higher than the average
     market price                                                       146,722
                                                                     ----------
   Weighted average common shares and common share
     equivalents outstanding                                          3,040,020
                                                                     ==========
   Net income per share                                                   $0.05
                                                                          =====